UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2010

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As of March 31, 2010, KEMET Corporation (the “Company”) and its subsidiaries had a total of $283.7 million of long-term debt consisting of: (i) $57.8 million under the Company’s credit facility with K Financing, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., (ii) €53.2 million ($71.7 million) under the Company’s €60 million credit facility with UniCredit Corporate Banking S.p.A. (“UniCredit”), (iii) €33.0 million ($44.5 million) under its €35 million credit facility (“Facility B”) with UniCredit, (iv) $15.0 million under its term loan with Vishay Intertechnology, Inc., (v) $81.1 million par value of its 2.25% convertible senior notes due 2026 and (vi) $13.6 million of other indebtedness incurred by certain of the Company’s foreign subsidiaries.  The Euro-denominated principal amounts were lower than at December 31, 2009 as a result of the depreciation in the Euro versus the U.S. dollar during the fourth quarter of the Company’s fiscal year 2010, and in the case of Facility B, a payment of principal made by the Company in the fourth quarter of its fiscal year 2010.  As of March 31, 2010, the Company and its subsidiaries also had a total of $79.2 million of cash and cash equivalents.

For purposes of presenting in U.S. dollars the amounts outstanding under the Company’s Euro-denominated credit facilities as of March 31, 2010, the Company used the European Central Bank reference rate as of March 31, 2010 (typically calculated at 2:15 p.m. Central European Time) for the euro, which was €1.00 = $1.3479.  This rate is presented for informational purposes and is not necessarily the same as the rate that is used for purposes of translating euros into U.S. dollars in the Company’s financial statements.

The information above furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events

The Company announced that it commenced a cash tender offer to purchase up to $40,500,000 in aggregate principal amount of the Company’s outstanding 2.25% Convertible Senior Notes due 2026. The tender offer is made pursuant to the Offer to Purchase dated April 20, 2010 and accompanying Letter of Transmittal dated April 20, 2010, which more fully set forth the terms and conditions of the tender offer. The tender offer will expire at 11:59 p.m., New York City time, on May 17, 2010, unless extended or earlier terminated.

The Company also announced that if intends to offer, subject to market and other conditions, $225 million in aggregate principal amount of Senior Notes due 2018 to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

A copy of the press releases announcing the cash tender offer and senior notes offering are hereby incorporated by reference and attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(a.)                              Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release announcing cash tender offer, dated April 20, 2010.
99.2	Press Release announcing senior notes offering, dated April 20, 2010.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2010	KEMET Corporation

/s/ William M. Lowe, Jr.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release announcing cash tender offer, dated April 20, 2010.
Exhibit 99.2	Press Release announcing senior notes offering, dated April 20, 2010.